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                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 27, 2000 included herein and to all references to our Firm included in this registration statement.





                                             ARTHUR ANDERSEN LLP


Houston, Texas
January 9, 2001